EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Expands Wholesale Operations

Body and Mind Flower and Extracts in Arkansas

Expanded Product portfolio in Ohio

Las Vegas, NV and Vancouver, B.C., Canada (June 8, 2022) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state US cannabis operator, is pleased to provide an update on growth of wholesale operations.

Ohio

Ohio manufacturing operations continue to expand with extracted product offerings including Body and Mind branded shatter, crumble, ambrosia and kief available at the Body and Mind Cleveland dispensary and in more than 10 other dispensaries across Ohio. The Company has recently received final approval for kitchen operations and anticipates bringing popular Nevada edible products including Pretzel Bites, Krispy Bites and Chocolate Bites to the Ohio market in the near term.

Arkansas

The Company has completed phenotyping of the new strains at the Arkansas cultivation, which have received excellent feedback in the market. As cultivation operations have ramped, the Company has been selling flower through the Body and Mind dispensary in West Memphis, Arkansas. The cultivation team has achieved a steady state of cultivation operations and wholesale of Body and Mind branded flower has commenced through numerous other dispensaries in Arkansas. The proprietary strains include G-Baby 99, Puppy Breath, Chem Dela Cake and Sundae Pie, all featuring strong terpene profiles. Body and Mind has also collaborated with renowned Arkansas extractors Dark Horse and Bold to offer Body and Mind branded shatter and crumble, which is available at the Body and Mind dispensary and other dispensaries in Arkansas. The Body and Mind dispensary has been offering home delivery in Arkansas and continues to see deliveries expanding.

California

Body and Mind has collaborated with Froot to create custom Body and Mind products including Body and Mind pre-rolls which are now available at all Body and Mind dispensaries in California. The Body and Mind pre-rolls feature quality flower in a custom branded BaM logoed 1 gram pre-rolled joint. The Company will continue to review collaboration opportunities while the planned manufacturing operation moving through final local approvals.

“We are excited to continue expanding our proven Nevada products into the limited license states of Ohio and Arkansas”, stated Michael Mills, CEO of Body and Mind. “Our team continues to produce sought after flower, extracts and edibles as we bring our deep experience and proven product portfolio from the Nevada market to our growing operations.”

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Q3 Periodic Report and Earnings Update

The Company anticipates filing its Form 10-Q for the three and nine months ended April 30, 2022 on June 20, 2022 with a Q3 earnings call scheduled for 5:00 PM Eastern on June 21, 2022.

Conference Call Details

Confirmation #: 30671046

Local: Toronto: 416-764-8659

North American Toll Free: 1-888-664-6392

Encore Replay

Encore Replay Local: (+1) 416 764 8677

Encore Replay North American Toll Free: (+1) 888 390 0541

Encore Replay Entry Code: 671046 #

Encore Replay Expiration Date: 06/28/2022

About Body and Mind Inc.

BaM is an operations focused US multi-state cannabis operator investing in high quality medical and recreational cannabis cultivation, production and retail.

BaM continues to expand operations in Nevada, California, Arkansas, Ohio and Michigan and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

Please visit www.bodyandmind.com for more information.

Instagram:@bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson

+1 475 477 9401

Jonathan.Paterson@Harbor-Access.com

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Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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